Exhibit 10.30
                                PROMISSORY NOTE

$100,000.00                                            May  30,  1996

	FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Vertex Industries, Inc., with principal offices at 23 Carol Street, Clifton, New Jersey, 07014-0996 (the "Holder") or at such other place or to such other payee as the holder of this Note may designate in writing from time to time, the principal sum of One Hundred Thousand ($100,000.00) Dollars in lawful money of the United States and in immediately available funds, and to pay interest on the unpaid portion of said principal sum from the date hereof until maturity at the rate of six (6%) percent per annum, which interest shall be payable pursuant to the terms set forth below.

1.      Payments of principal and interest shall be made as follows:
the undersigned shall commence payment of principal and accrued interest to the Holder upon the receipt of funds from the recapitalization set forth in Section IIC of a certain Memorandum of Agreement (the "Memorandum of Agreement") dated May 23, 1996, between Vertex Industries, Inc., Netweave Corp., and Sombers Group, Inc..
Specifically, the repayment shall be made by Vertex receiving one (1/4) quarter of the funds collected on a monthly basis until this Promissory
Note is satisfied in full.   The monthly payments shall include
principal plus interest and shall be paid to Vertex within the first ten
(10) days of the calendar month following the month in which the funds are received by the Merged Netweave Corp.

2.      The following shall be deemed events of default hereunder:

(a) Failure to pay any installment of principal or interest on this Promissory Note when due.

(b) If any of the representations or warranties of the undersigned made under that certain Loan Agreement dated as of May 30, 1996, between the Holder and the undersigned (the "Loan Agreement") or any statement or certificate at any time given in writing pursuant hereto or in connection therewith shall be incorrect in any material respect when made or deemed made.

(c) Default in any payment of principal or interest due and owing on any other material obligation of the undersigned for borrowed money, beyond any period of grace provided with respect thereto, or default in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, which default (either monetary or otherwise) results in the acceleration of such indebtedness.

(d) The undersigned shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator or itself or of all or substantially all of its property, (ii) admit in writing its inability, or be generally unable or deemed unable under any applicable law, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) place itself or allow itself to be placed, voluntarily or involuntarily, under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (v) take any corporate action for the purpose of effecting any of the foregoing.

(e) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the undersigned, or if any such proceeding is filed against the undersigned, judgment or order shall be entered against the undersigned declaring it to be insolvent, bankrupt or subject to reorganization.

(f) Any writ or warrant of attachment, or similar process securing a judgment against the assets of the corporation shall be entered or filed against the undersigned or its assets and shall remain unvacated, unbonded, unpaid, unsatisfied or unstayed for a period of ninety (90) days.

(g) All or substantially all of the property of the undersigned shall have been condemned, seized or otherwise appropriated, or custody or control of such property shall have been assumed by any court or governmental agency of competent jurisdiction, and such property shall have been retained for a period of ninety (90) consecutive days, or the undersigned shall be restrained by order of any court or governmental agency of competent jurisdiction from engaging in any portion of its business, which order if continued would have a material adverse impact upon the business of the undersigned, and such order shall be unvacated or unstayed for a period of ninety (90) days.

(h) If, in the reasonable judgment of the Holder, there shall occur a material adverse change in the financial condition of the undersigned taken as a whole.

3.      (a)     In the event any default set forth above shall continue
uncured for a period of forty-five (45) days following written notice from the Holder, then, in the sole discretion of the Holder, the entire principal amount, with any accrued interest thereon remaining unpaid, shall become immediately due and payable without further notice. At that time, the Holder shall have the right, at its option, to convert this Note and accrued interest, into such number of shares of common stock of the Merged Netweave Corp., such corporation being referred to in the Memorandum of Agreement (the "Memorandum of Agreement"), dated May 23, 1996, between Vertex Industries, Inc., Netweave Corp., and Sombers Group, Inc., pursuant to the offering referred to in Section IIC of the Memorandum of Agreement. The conversion price of the Netweave shares shall be the Regulation D Private Placement offering price.

4. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of New Jersey, such payment shall be made on the next succeeding business day in New Jersey, and interest shall continue to accrue during any such extension period.

5. The undersigned expressly waives any presentment, demand, protest or notice in connection, in any way, with this Note now or hereafter required by law. In the event of any default on this Note, the undersigned hereby agrees to pay the Holder thereof, on demand, all reasonable costs and expenses incurred to collect any indebtedness evidenced hereby, including, without limitation, all reasonable attorneys' fees and disbursements.

6. This Note may be prepaid in whole or in part at any time at the option of the undersigned without premium or penalty. This Note shall be binding upon the undersigned, and inure to the benefit of the Holder from time to time of this Note, and be binding upon or inure to the benefit of their respective successors and permitted assigns. This Note may not be assigned by the undersigned without the express written permission of the Holder. Any failure to exercise or any delay in exercising any right hereunder shall not be construed as a waiver of such right or any other right.

       (b) The Holder may exercise the conversion right set forth herein by delivering to the undersigned during regular business hours at the offices of the undersigned or at such other place as may be designated by the undersigned pursuant to this Note, a notice that the Holder elects to convert this Note as set forth above. Delivery for this purpose may be made by facsimile. Conversion shall be deemed to have been effected on the date when the aforesaid delivery has taken place, and as practicable thereafter, the undersigned shall issue and deliver to, or upon the written order of the Holder, to the place designated by the Holder, a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled. The Holder shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the undersigned are closed on that date, in which event it shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

7. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflicts of law provisions. All parties hereby agree that any lawsuit, action or proceeding relating to this Note must be instituted in any State or Federal court in the State of New Jersey and each party irrevocable submits to the exclusive jurisdiction of the New Jersey State and Federal courts and waives any claim of inconvenient forum.

	IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer as of the day and year first above written.
   					NETWEAVE CORP.
					2006 Chancellor Street
                                        Philadelphia, Pennsylvania 19103

                                        BY:  s/Ronald C. Byer, Jr.
                                        RONALD C. BYER, JR., PRESIDENT
ATTEST:
(Corporate Seal)
s/Terrance M. Quirin
        , Secretary
JDM/cmr 0525  5-30-96               - 6 -

                                LOAN AGREEMENT


	THIS AGREEMENT, made and entered into as of the 30th day of May, 1996, by and among Vertex Industries, Inc., a corporation with principal offices located at 23 Carol Street, Clifton, New Jersey, 07014-0996 (hereinafter referred to as the "Lender") and Netweave Corp., a corporation with principal offices located at 2006 Chancellor Street, Philadelphia, Pennsylvania, 19103 (hereinafter referred to as the "Borrower").

                             W I T N E S S E T H:

	WHEREAS, the Lender is desirous of lending to the Borrower the sum of One Hundred Thousand ($100,000.00) Dollars so that the Borrower may pay its most urgent current payables; and

	WHEREAS, the Borrower is desirous of borrowing from the Lender the sum of One Hundred Thousand ($100,000.00) Dollars for the purpose of paying its most urgent current payables; and

	WHEREAS, the parties wish to evidence such loan with a Promissory
Note;

	NOW, THEREFORE, in consideration of the premises and of the representations, warranties, and covenants which are to be made and performed by the respective parties, it is hereby agreed as follows:

	1.	Purpose and Amount of Loan:  The Lender shall lend to the
Borrower the sum of One Hundred Thousand ($100,000.00) Dollars, the proceeds of which loan shall be used by the Borrower exclusively for payment of its most urgent current payables.

	2.	Promissory Note:  Upon the execution of this Agreement, the
Borrower shall execute a Promissory Note (the "Note") payable to the order of the Lender in the amount of One Hundred Thousand ($100,000.00) Dollars, which Note shall bear interest at the rate of six (6%) percent per annum.

	3.	Incorporation by Reference:  All of the terms and conditions of the Note are hereby incorporated by reference into the terms and conditions of this Agreement.

	4.	Time to Pay Back Principal and Interest:  The principal
amount of the loan and interest shall be due and payable in accordance with the terms and conditions of the Note.

	5.	Prepayment:  All or any portion of this loan may be prepaid
without penalty.

	6.	Severability:  The provisions of this Agreement are
severable, and the invalidity and/or enforceability of any one or more provisions shall not alter or impair the effect or validity of the remaining provisions of the Agreement.

	7.	Construction:  This Agreement shall be governed by and
construed in accordance with the laws of the State of New Jersey and the parties agree that the State and Federal courts of the State of New Jersey shall have exclusive jurisdiction over any dispute arising out of or related to this Agreement.

                                    - 2 -
	IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the day and year first above written.

						NETWEAVE CORP.


						BY:  s/Ronald C. Byer, Jr.,
                                                RONALD C. BYER, JR., PRESIDENT
ATTEST:

(Corporate Seal)


S/ Terrance M. Quirin
           Secretary


                                           VERTEX INDUSTRIES, INC.
                                        BY: s/Ronald C. Byer, President
                                         RONALD C. BYER, PRESIDENT

ATTEST:
(Corporate Seal)

s/Barbara H. Martorano
	 Secretary


JDM/cmr
0525
5-30-96	- 3 -